(ii.) Bylaws of the Corporation (As amended and restated as of February 12, 1999):

BYLAWS
OF
PROACTIVE TECHNOLOGIES, INC.

ARTICLE I.  SHAREHOLDERS

Section A.  Annual Meetings

     Annual Meetings shall be held at the time (date and hour) and place designated by the Board Of Directors, but shall be held no later than thirteen months after the last preceding annual meeting. Business transacted at each annual meeting shall include the election of directors.

Section B.  Special Meetings

     Special meetings shall be held when directed by the president or the Board Of Directors, or when requested in writing by the shareholders of not less than ten per cent of all the shares entitled to vote. A special meeting requested by the shareholders, unless they designate a later date, shall be called for a date not less than ten nor more than sixty days after the request is made. The call shall be issued by the secretary, unless the president, Board Of Directors, or shareholders designate another person to do so.

Section C.  Meeting Place

     Meetings may be held within or without Delaware.

Section D.  Meeting Notice

      Written notice, stating the time (date and hour) and place of a meeting, and in the case of a special meeting, its purpose, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the secretary, to each shareholder entitled to vote. If mailed, the notice, addressed to each shareholder at his or her address as it appears on the stock transfer books, shall be deemed to be delivered when deposited in the United States mail.

Section E.  Adjourned Meeting Notice

     When a meeting is adjourned to another designated time (date and hour) or place, it shall not be necessary to give notice of the adjourned meeting. If, however, after the adjournment, the Board Of Directors fixes a new record date for the adjourned meeting, it shall be necessary to give notice.
Section F.  Shareholder Determination

     One of the following methods shall be used for the purpose of determining the shareholders (1) entitled to notice of, or to vote at, a meeting or an adjournment thereof, (2) entitled to receive dividends, or (3) for any other purpose.

     The Board Of Directors may provide that the stock transfer books shall be closed for a stated period. The period shall not be more than sixty days, and in the case of a meeting, it shall not be less than ten days immediately preceding the meeting.

     In lieu of closing the stock transfer books, the Board Of Directors may designate a date as the record date. The date shall not be more than sixty days, and in the case of a meeting, it shall not be less than ten days, prior to the date on which the particular action is to be taken.

     If the stock transfer books are not closed and a record date is not designated, the date on which the notice of the meeting is mailed, or the date on which the Board Of Directors adopted the resolution declaring the dividend, shall be the record date.

     When a determination has been made of the shareholders entitled to vote at a meeting, the determination shall apply to any adjournment thereof, unless the Board Of Directors designates a new record date for the adjourned meeting.

Section G.  Voting Record

     If this corporation has six or more shareholders, the officer having charge of the stock transfer books shall make, at least ten days before each meeting, a complete list of the names and addresses of the shareholders entitled to vote, including the number, class, and series, if any, of shares held by each. The list, for a period of ten days prior to the meeting, shall be kept on file at this corporation's registered office, principal place of business, or transfer agent's or registrar's office. Any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     If these requirements have not been substantially complied with, the meeting, on the demand of any shareholder, shall be adjourned until they are complied with. If no demand is made, failure to comply with these requirements shall not affect the validity of any action taken at the meeting.

Section H.  Quorum & Voting

     A majority of the shares entitled to vote on a matter and represented at a meeting shall constitute a quorum.

     If a quorum is present, an affirmative vote of a majority of the shares entitled to vote on the matter and represented at the meeting shall be the act of the shareholders, except as provided otherwise by law.

     After a quorum has been established, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote on the matter, below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section I.  Voting Shares

     Each common share shall be entitled to one vote on each matter submitted to a vote at the meeting.

     Treasury shares, shares of this corporation owned by another corporation, of which a majority of that corporation's voting shares are owned or controlled by this corporation, and shares of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     At each election for directors, each shareholder entitled to vote at the election shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected at that time.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the corporation's bylaws or, in the absence of any applicable bylaws, by the person designated by the corporation's Board Of Directors. Proof of the designation may be made by the presentation of a certified copy of the corporation's bylaws, or the Board Of Directors' designation. In the absence of any designation, or in case of conflicting designations, the corporation's chairman of the Board Of Directors, president, vice president, secretary, and treasurer shall be presumed to possess, in that order, authority to vote the shares.

     Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, in person or by proxy, without a transfer of the shares into his or her name.

           Shares standing in the name of a trustee may be voted by him or her, in person or by proxy, but a trustee shall not be entitled to vote shares held by him or her without a transfer of the shares into his or her name.

     Shares held by a receiver may be voted by him or her, in person or by proxy, without a transfer of the shares into his or her name, if the authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

     A shareholder, whose shares are pledged, shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares.

     On or after the date on which written notice of redemption of redeemable shares has been mailed to the shareholders thereof, and a sum sufficient to redeem the shares has been deposited with a bank or trust company along with irrevocable instructions and authority to pay the redemption price to the shareholders thereof upon the surrender of the certificates therefor, the shares shall not be entitled to vote and shall not be deemed to be outstanding shares.

Section J.  Proxies

     Any shareholder entitled to vote or to express consent or dissent, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

     A proxy must be in writing and must be signed by the shareholder or his or her attorney-in-fact. A proxy shall not be valid after the expiration of eleven months from the date thereof, unless it provides otherwise. A proxy shall be revocable at the pleasure of the shareholder executing it, except as provided otherwise by law.

     A proxy holder's authority to act shall not be revoked by the death or the incompetence of the shareholder who executed the proxy, unless, before the authority is exercised, written notice and proof of the death or the adjudication of incompetency is received by the officer responsible for maintaining the shareholders list.

     If a proxy for the same shares confers authority upon two or more persons, and does not provide otherwise, a majority of them present, or if only one is present, then that one, may exercise the powers conferred by the proxy. However, if the proxy holders present are equally divided as to the right and manner of voting, the voting of the shares shall be prorated.
     If a proxy expressly so provides, the proxy holder may appoint, in writing, a substitute to act in his or her place.

Section K.  Voting Trusts

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates have been deposited with this corporation, as provided by law, those documents shall be subject to an examination by any shareholder or record holder of voting trust certificates, in person, or by his or her agent or attorney.

Section L.  Voting Agreements

     Two or more shareholders may enter into an agreement providing for the manner of their exercising voting rights or relating to any phase of this corporation's affairs, as provided by law. Nothing therein shall impair this corporation's rights to treat the shareholders as entitled to vote their shares.

Section M.  Written Action

     Any action required to be taken or which may be taken, at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action taken, is signed by the shareholders of not less than a majority of the shares entitled to vote.

     Within ten days after obtaining an authorization by written consent, notice shall be given to the shareholders entitled to vote who did not consent in writing. The notice shall fairly summarize the material features of the action taken. If the action be a merger, consolidation, or sale or exchange of assets, for which dissenting shareholders' rights are provided by law, the notice shall contain a clear statement of those rights.


ARTICLE II.  DIRECTORS

Section A.  Function

     All corporate powers shall be exercised by or under the authority of, and this corporation's business and affairs shall be managed under the direction of, the Board Of Directors.

Section B.  Qualifications

     Directors do not need to be either shareholders of this corporation or residents of Delaware.

Section C.  Compensation

     The Board Of Directors shall have the authority to designate the compensation of the directors.

Section D.  Duties

     A director shall perform his or her duties as a director and as a member of any committee of the Board Of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of this corporation, and with the care which an ordinarily prudent person in the same position would use under similar circumstances.

     In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

          1.corporate officers or employees whom the director reasonably believes to be reliable and competent in the matters presented,

          2.counsel, public accountants, or other persons, as to matters which the director reasonably believes to be within their professional or expert competence, or

          3.committees of the Board Of Directors upon which he or she does not serve, duly designated in accordance with provisions of the Articles Of Incorporation or Bylaws, as to matters within their designated authority, which committees the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

     A director who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a director.

Section E.  Assent Presumption

     A director who is present at a Board Of Directors meeting, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless he or she votes against the action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section F.  Number

     The number of directors on this corporation's Initial Board Of Directors shall be three (3). The number of directors may be increased or decreased by amending these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

Section G.  Election & Term

     Each member of the initial Board Of Directors shall hold office until the shareholders' first annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.

     At the shareholders' first annual meeting and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.

Section H.  Vacancies

     Any vacancy occurring in the Board Of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though they constitute less than a quorum of the Board Of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section I.  Removal

     At a shareholders' meeting called expressly for that purpose, any director, or the entire Board Of Directors, may be removed, with or without cause, by a vote of the shareholders of a majority of the shares entitled to vote at an election of directors.

Section J.  Quorum & Voting

     A majority of the number of directors designated by these Bylaws shall constitute a quorum for the transaction of business. An act of a majority of the directors, at a meeting at which a quorum is present, shall be an act of the Board Of Directors.

Section K.  Interest Conflicts

     No contract or other transaction, between this corporation and one or more of its directors, or any other corporation, firm, association, or entity, in which one or more of this corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of the relationship or interest, or because the director or directors are present at the meeting of the Board Of Directors or a committee thereof, at which the contract or transaction was authorized, approved, or ratified, or because his, her, or their votes are counted for such purpose, if:

          1.the fact of the relationship or interest is disclosed or known to the Board Of directors or the committee thereof, and the authorization, approval, or ratification of the contract or transaction was by a sufficient vote or written consent for the purpose, without counting the votes or written consents of the interested directors,

          2.the fact of the relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve, or ratify the contract or transaction by vote or written consent, or

          3.the contract or transaction is fair and reasonable as to this corporation at the time it is authorized by the Board Of Directors or the committee thereof or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board Of Directors or a committee thereof at which the contract or transaction is authorized, approved, or ratified.

Section L.  Committees

     The Board Of Directors, by resolution adopted by a majority of the full Board Of Directors, may designate from its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board Of Directors, except that no committee shall have the authority to:

          1.approve or recommend to the shareholders any actions or proposals required by law to be approved by the shareholders,

          2.designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

          3.fill vacancies on the Board Of Directors or any committee thereof,

          4.amend these Bylaws,

          5.authorize or approve the reacquisition of shares, unless pursuant to a general formula or method specified by the Board Of Directors, or

          6.authorize or approve the issuance or sale of shares or any contract therefor, or designate the terms of a series of a class of shares, except that the Board Of Directors, having acted under its general authorization for the issuance or sale of shares or any contract therefor, and in the case of a series, the designation thereof, and having specified a general formula or method by resolution or by the adoption of a stock option or other plan, may authorize a committee to designate the terms of any contract for the sale of shares and the terms upon which the shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, and provisions for redemption, sinking funds, conversion, voting and preferential rights, and other features of a class of shares or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all the terms thereof and to authorize a statement of the terms of a series for filing with the Department Of State.

     The Board Of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate committee members to serve in the place and stead of absent committee members at a committee meeting.

     Specifically, the Board of Directors shall have an Audit Committee, consisting of a least one (1), but not more than five (5), independent members of the Board of Directors, whose responsibility, shall consist of, among other matters, working together with the Corporation's independent auditors regarding its annual audit and reporting back to the Board the finding of the auditors. The Board of Directors, may, but is not required to, provide additional compensation or directors fees for member of the audit committee.

Section M.  Meeting Place

     Regular and special meetings may be held within or without Georgia.

Section N.  Meeting Time, Notice, & Call

     A regular meeting shall be held without notice immediately following each shareholders' annual meeting. Written notice of the time (date and hour) and place of a special meeting shall be given to each director by personal delivery, telegram, or cablegram, at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

     Notice of a meeting need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting and of any objections to its time (date and hour) and place and to the manner in which it has been called or convened, unless the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     The business to be transacted at, and the purpose of, a regular or special meeting need not be specified in the notice or waiver of notice of the meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another designated time (date and hour) and place. Notice of the adjourned meeting shall be given to each director who was not present at the time of the adjournment and to all directors if the time (date and hour) and place of the adjourned meeting were not designated at the time of the adjournment.

     Meetings may be called by the president or any director.

Section O.  Conference Telephone Meetings

     The Board Of Directors or a committee thereof may participate in a meeting by using conference telephones or similar communication equipment which permits all persons participating in the meeting to hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

Section P.  Written Action

     Any action required to be taken or which may be taken by the Board Of Directors or a committee thereof may be taken without a meeting if a written consent setting forth the action so taken, signed by all the directors or committee members, as the case may be, is filed in the minutes of the proceedings of the Board Of Directors or committee. The consent shall have the same effect as a unanimous vote.


ARTICLE III.  OFFICERS

Section A.  Designation

     The officers shall consist of a president, secretary, and treasurer, each of whom shall be elected by the Board Of Directors at its regular meeting immediately following the shareholders' annual meeting. These officers shall serve until their successors are chosen and qualified. Other officers and assistant officers and agents, as may be deemed necessary, may be elected or appointed by the Board Of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, secretary, or treasurer shall not affect the existence of this corporation.

Section B.  Duties

     The chief executive officer shall be responsible for all sales management and personnel of the corporation, subject to the direction of the Board of Directors.

     The president shall be the chief executive officer, shall be responsible for the general and active management of this corporation's business and affairs, subject to the directions of the Board Of Directors, and shall preside at all shareholders' and Board Of Directors' meetings.

     The secretary shall be responsible for the custody and maintenance of all corporate records, except financial records, shall record the minutes of all shareholders' and Board Of Directors' meetings, shall send out all notices of meetings, and shall perform any other duties prescribed by the president or the Board Of Directors.

     The treasurer shall be responsible for the custody and maintenance of all corporate funds and financial records, shall keep full and accurate accounts of all receipts and disbursements, shall render accounts thereof at the shareholders' annual meetings and whenever else required by the president or the Board Of Directors, and shall perform any duties prescribed by the president or the Board Of Directors.

Section C.  Compensation

     Except as the Board of Directors may otherwise determine, the Board of Directors shall fix the compensation of all officers and assistant officers.

Section D  Removal

     Any officer or agent elected or appointed by the Board Of Directors may be removed by the Board Of Directors whenever, in its judgment, the best interests of this corporation will be served thereby.

     Any officer or agent elected by the shareholders may be removed only by the shareholders, unless the shareholders shall have authorized the Board Of Directors to remove the officer or agent.

     Any vacancy in any office may be filled by the Board Of Directors, unless these Bylaws shall have expressly reserved that power to the shareholders.

     The removal of any officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. However, the election or appointment of the officer or agent shall not of itself create contract rights.


ARTICLE IV.  CAPITAL STOCK CERTIFICATES

Section A.  Issuance

     Every shareholder shall be entitled to have a certificate representing the shares to which he or she is entitled. The certificate shall not be issued for the shares until they are fully paid for.

Section B.  Form

     Certificates representing shares shall be signed by the president or vice president and the secretary or assistant secretary, and may be sealed with the corporate seal or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed by a transfer agent or registrar (other than this corporation itself) or a corporate employee. In case any officer, who signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be an officer before the certificate is issued, it may be issued by this corporation with the same effect as if he or she were the officer at the date of its issuance.

     Every certificate shall set forth or fairly summarize, or shall state that this corporation will furnish to any shareholder upon request and without charge, a full statement of the preferences, limitations, relative rights, and series designation provisions pertaining to the shares of each class or series authorized to be issued, the variations in the relative rights and preferences between the shares of each series so far as these have been designated and determined, and the authority of the Board Of Directors to designate and determine the relative rights and preferences of subsequent series.

     Every certificate, representing shares which are restricted as to their sale, disposition, or other transfer, shall state that the shares are restricted as to transfer and shall set forth or fairly summarize, or shall state that this corporation will furnish to any shareholder upon request and without charge, a full statement of the restrictions.

     Every certificate shall state upon its face the name of this corporation, that this corporation is organized under the laws of Delaware, the name of the person to whom it is issued, the number and class of shares and any series designation, and the par value of the shares or a statement that the shares are without par (no par) value.

Section C.  Transfer

     This corporation shall register a certificate presented to it for transfer if the certificate is properly endorsed by the shareholder or his or her duly authorized attorney.

Section D.  Loss, Destruction, Or Theft

     This corporation shall issue a new certificate in place of any certificate previously issued if the shareholder:

          1.makes proof in affidavit form that it has been lost, destroyed, or stolen,

          2.requests the issuance of a new certificate before this corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim,

          3.gives bond in such form as this corporation may direct to indemnify this corporation and its transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate, and

          4.satisfies any other reasonable requirements imposed by this corporation.


ARTICLE V.  BOOKS, RECORDS, & MINUTES

Section A.  Requirements

     This corporation shall keep correct and complete books and records of accounts and shall keep minutes of all meetings of its shareholders and Board Of Directors and committees thereof.

     This corporation shall keep records of its shareholders at its registered office or principal place of business or at its transfer agent's or registrar's office. The records shall contain the names and addresses of all shareholders and the number, class, and series, if any, of the shares held by each.

     All books, records, and minutes shall be in written form, or in any other form capable of being converted into written form within a reasonable time.

Section B.  Inspection Rights

     Any person who has been a shareholder or a record holder of voting trust certificates for at least six months immediately preceding his or her request, or who is a shareholder or record holder of voting trust certificates representing at least five per cent of the outstanding shares of any class or series, upon written request stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, this corporation's relevant books and records of accounts, minutes, and records of shareholders, and to make extracts therefrom.

Section C.  Financial Information

     Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet, showing in reasonable detail its financial condition as of the close of that fiscal year, and a profit and loss statement, showing the financial result of its operation during that fiscal year.

     Upon the written request of any shareholder or record holder of voting trust certificates, this corporation shall mail to the shareholder or record holder of voting trust certificates, a copy of the most recent balance sheet and profit and loss statement.

     Balance sheets and profit and loss statements shall be filed in this corporation's registered office in Florida, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or record holder of voting trust certificates, in person or by agent or attorney.

Section D.   Fiscal Year

     The Company's fiscal year shall end June 30.

ARTICLE VI.  DIVIDENDS

     The Board Of Directors may from time to time declare, and this corporation may pay, dividends on shares in cash, property, or its own shares, except when this corporation is insolvent, when the payment thereof would render this corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles Of Incorporation, subject to the following provisions:

          1.dividends in cash or property may be declared and paid, except as otherwise provided in this article, only out of the unreserved and unrestricted earned surplus or capital surplus, howsoever arising, but all dividends paid out of the capital surplus shall be identified as a distribution of the capital surplus, and the amount per share paid from the capital surplus shall be disclosed to the shareholders receiving the dividends concurrently with the distribution of the dividends,

          2.dividends may be declared and paid in this corporation's own treasury shares,

          3.dividends may be declared and paid in this corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus, subject to the following conditions:

               a.if the dividends are payable in shares having a par value, the shares shall be issued at not less than the par value thereof, and there shall be transferred to the stated capital, at the time the dividends are paid, an amount of surplus equal to the aggregate par value of the shares to be issued as the dividends, and

               b.if the dividends are payable in shares without par (no par) value, the shares shall be issued at the stated value as shall be designated by the Board Of Directors by resolution adopted at the time the dividends are declared, there shall be transferred to the stated capital, at the time the dividends are paid, an amount of surplus equal to the aggregate stated value so designated in respect to the shares, and the amount per share so transferred to the stated capital shall be disclosed to the shareholders receiving the dividends concurrently with the distribution of the dividends,

               c.dividends payable in shares of any class shall not be paid to the shareholders of shares of any other class, unless the Articles Of Incorporation so provide or the payment is authorized by the affirmative vote or written consent of the shareholders of a majority of the shares of the class in which the payments are to be made, and

               d.a split-up or division of the issued shares of any class into a greater number of shares of the same class, without increasing the stated capital, shall not be construed to be dividends within the meaning of this article.

ARTICLE VII.  CORPORATE SEAL

     The Board Of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the year of incorporation and the following:

PROACTIVE TECHNOLOGIES, INC.
DELAWARE


ARTICLE VIII.  BYLAWS

     Bylaws may be adopted, altered, amended, or repealed by the shareholders or the Board Of Directors, but the Board Of Directors may not alter, amend, or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that bylaw is not subject to alteration, amendment, or repeal by the Board Of Directors.




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